EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of China Technology Development Group Corporation (the “Company”) on Form 20-F for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alan Li and Kang Li, the Chief Executive Officer, and Acting Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of our knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.
Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and not deemed filed.
June 28, 2007

/s/ Alan Li Alan Li
Chairman of the Board of Directors and Chief Executive Officer

/s/ Kang Li Kang Li
Acting Chief Financial Officer and Secretary
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.